                                 EXHIBIT 10.44



                            SUBSCRIPTION AGREEMENT

                            BETWEEN 7TH LEVEL, INC.

                      AND FLETCHER INTERNATIONAL, LIMITED



                            DATED DECEMBER 14, 1998

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----

1.   Purchase and Sale                                            1
          a.   Initial Common Stock Investment                    1
          b.   Secondary Right                                    1
          c.   Additional Right                                   2
          d.   7th Level Notice                                   3
          e.   First Fletcher Investment Right                    3
          f.   Second Fletcher Investment Right                   3
          g.   Fletcher Investment Notice                         4
          h.   Fletcher Share Limitation                          4

2.   Closing                                                      5

3.   Representations and Warranties of 7th Level                  6
     3.A  Registration Provisions                                 10

4.   Representations and Warranties of Fletcher                   13

5.   Adjustment Right                                             14
     a.   Initial Share Adjustment Right                          14
     b.   Term                                                    15
     c.   Adjustment Calculation                                  15
     d.   Adjustment Right Exercise                               15
     e.   7th Level Adjustment Buyback                            16
     f.   Secondary Share Adjustment Right                        16
     g.   Additional Share Adjustment Right                       17
     h.   Definition                                              17

6.   Consolidation, Merger, Etc.                                  17

7.   Covenants of 7th Level                                       18

8.   Covenants of Fletcher                                        22
     8.A. Legend                                                  23
     8.B. Adjustments                                             23

9.   Conditions Precedent to Fletcher's Obligations               24

10.  Conditions Precedent to 7th Level's Obligations              24

11.  Fees and Expenses                                            24

12.  Non-Performance                                              24

13.  Indemnification                                              25
     a.   Indemnification of Fletcher                             25
     b.   Indemnification of 7th Level                            26
     c.   Conduct of Claims                                       26

14.  Survival of the Representations, Warranties, Etc             27

15.  Notices                                                      27

16.  Miscellaneous.                                               29

ANNEX A                                                           32

ANNEX B                                                           34

ANNEX C                                                           35

ANNEX D                                                           37

ANNEX E                                                           39

                            INDEX OF DEFINED TERMS

                                                                 PAGE
                                                                 ----

30-day Average Price                                              1
65 Day Notice Period                                              4
65 Day Notice                                                     4
7th Level                                                         1
7th Level Cancellation Event                                      14
7th Level Closing Date                                            3
7th Level Indemnified Party                                       26
7th Level Notice                                                  3
7th Level Notice Date                                             3
7th Level Rights                                                  3
Acquirer                                                          17
Acquirer Common Stock                                             18
Additional Adjustment Shares                                      17
Additional Aggregate Price                                        2
Additional Measurement Period                                     17
Additional Purchase Price                                         2
Additional Right                                                  2
Additional Shares                                                 2
Adjustment Amount                                                 15
Adjustment Buyback                                                16
Adjustment Payment                                                15
Adjustment Right                                                  14
Adjustment Right Calculation Period                               15
Adjustment Right Issue Date                                       14
Adjustment Right Price                                            15
Adjustment Shares                                                 17
Agreement                                                         1
Average Price                                                     1
Bank Debt                                                         21
Blackout Period                                                   12
Bloomberg                                                         1
Buyout                                                            20
Closing Date                                                      5
Combination                                                       17
Combination Closing                                               17
Combination Notice                                                18
Common Stock                                                      1
Covered Security                                                  10
Excess Closing Price                                              21
Excess Note                                                       21
Excess Notice                                                     22

Excess Notice Date                                                22
Exchange Act                                                      8
Exercisable Number                                                4
First Fletcher Investment Right                                   3
First Fletcher Investment Right Shares                            3
First Fletcher Right Aggregate Price                              3
First Fletcher Right Purchase Price                               3
Fletcher                                                          1
Fletcher Indemnified Party                                        25
Fletcher Investment Closing Date                                  4
Fletcher Investment Notice                                        4
Fletcher Investment Rights                                        3
Fletcher Notice Date                                              4
Fletcher Response Time                                            20
Fletcher Rights                                                   4
Fletcher Right Shares                                             4
Increase Notice                                                   4
Increased Number                                                  4
Indemnification Amount                                            13
Indemnified Party                                                 26
Indemnifying Party                                                26
Initial Adjustment Shares                                         15
Initial Aggregate Price                                           1
Initial Closing                                                   5
Initial Closing Date                                              5
Initial Measurement Period                                        14
Initial Number                                                    1
Initial Purchase Price                                            1
Initial Shares                                                    1
Interim Period                                                    19
Investment Closing                                                3
Investment Closing Date                                           4
Investment Right Price                                            6
Investment Rights                                                 4
Investment Shares                                                 5
Issuance Blockage                                                 21
Minimum Option Price                                              2
Obligation                                                        21
Original Number                                                   21
Permitted Placement                                               20
Preferred Stock                                                   9

Private Placement                                                 19
Proceeding                                                        25
Prospectus                                                        10
Registration Statement                                            10
Related Proceeding                                                30
Required Consent                                                  21
Required Registration Date                                        10
Restricted Period                                                 19
Rights Condition                                                  6
Rule 144                                                          10
Sales Contract                                                    12
SEC                                                               8
SEC Filing                                                        8
Second Fletcher Investment Right                                  3
Second Fletcher Investment Right Shares                           3
Second Fletcher Right Aggregate Price                             3
Second Fletcher Right Purchase Price                              3
Secondary Adjustment Shares                                       16
Secondary Aggregate Price                                         2
Secondary Measurement Period                                      17
Secondary Purchase Price                                          1
Secondary Right                                                   1
Secondary Shares                                                  1
Securities Act                                                    8
Share Limitation                                                  4
Specified Additional Shares                                       16
Specified Initial Shares                                          15
Specified Secondary Shares                                        16
Termination Date                                                  6
Trading Day                                                       13
Unsold Securities                                                 12

                            SUBSCRIPTION AGREEMENT

     This Subscription Agreement (this "Agreement") dated as of December 14, 1998 is entered into by and between 7th Level, Inc., a Delaware corporation (together with its successors, "7th Level"), and Fletcher International Limited, a company organized under the laws of the Cayman Islands (together with its successors, "Fletcher").

     The parties hereto agree as follows:

1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

a. Initial Common Stock Investment. 7th Level agrees to issue and sell to Fletcher, and Fletcher agrees to purchase from 7th Level, on the Initial Closing Date specified in Section 2 hereof the Initial Number (as defined below) of newly issued shares of 7th Level common stock, $.01 par value (the "Common Stock") at a purchase price per share equal to three dollars ($3.00) (the "Initial Purchase Price"), with the product of the Initial Number of shares and the Initial Purchase Price defined as the "Initial Aggregate Price." The "Initial Number" shall be the lesser of (i) $5,000,000 divided by the Initial Purchase Price and (ii) that number of shares of Common Stock which represents nine percent (9.0%) of 7th Level's outstanding Common Stock on the date immediately prior to the Initial Closing Date. The shares of Common Stock purchased pursuant to this Section 1.a are referred to herein as the "Initial Shares."

b. Secondary Right. If, during the 90 day period immediately following the Initial Closing Date, 7th Level increases the number of shares of Common Stock outstanding, then 7th Level, at its sole option (the "Secondary Right"), can issue to and cause Fletcher to purchase an additional number of shares of Common Stock (the "Secondary Shares") up to the lesser of (1) the quotient of $5 million minus the Initial Aggregate Price divided by the Secondary Purchase Price (as defined below) or (2) nine percent (9%) of the then outstanding number of shares of Common Stock minus the number of Initial Shares, upon the same terms and conditions as the Initial Shares, except as provided in this Section 1.b. Upon exercise of the Secondary Right on the 7th Level Closing Date (as defined below), 7th Level shall issue and Fletcher shall purchase the Secondary Shares at a purchase price per share equal to the lesser of (1) the last sales price of the Common Stock as reported by Bloomberg on the Trading Day immediately prior to the 7th Level Closing Date, or (2) the arithmetic average of the daily volume-weighted average sale price per share (rounded to the nearest 1/10,000th) as reported by Bloomberg, L.P. ("Bloomberg") on the NASDAQ National Market of the Common Stock (the "Average Price") for the thirty (30) day trading period ending (the "30-day Average Price") through the Trading Day immediately prior to the 7th Level Closing Date (the "Secondary Purchase Price"); and for an aggregate purchase price equal to the total number of Secondary Shares multiplied by the Secondary Purchase Price (the "Secondary Aggregate Price").

c. Additional Right. At the option of 7th Level and upon 30 Trading Days written notice, and subject to satisfaction of the conditions to exercisability set forth below, 7th Level may exercise one right (the "Additional Right"), beginning 270 days after the Initial Closing Date and ending on the second anniversary of the Initial Closing Date, to require Fletcher to purchase a number of newly issued Common Stock (the "Additional Shares") equal to the lesser of the number (1) represented by $5 million divided by the Additional Purchase Price (as defined below), (2) that, when added to all shares previously issued to Fletcher under this Agreement, including Initial Shares, Secondary Shares, and shares issuable or issued under the Fletcher Rights (as defined below) up until the 7th Level Closing Date, would equal or exceed fifteen (15) percent of the shares of Common Stock outstanding on the Initial Closing Date until the end of the fifteenth month after the Initial Closing Date, at which such time the limit shall be raised from 15 percent to 19.9 percent, or (3) that equals four (4) multiplied by the arithmetic average of the daily trading volume for the 60-day trading period ending the day immediately prior to the 7th Level Notice Date (as defined below) as reported by Bloomberg. The Additional Right shall not be exercisable, unless: (A) the Common Stock is listed by the NASDAQ National market (or a national U.S. securities exchange) at the time of the 7th Level Notice Date and at the 7th Level Closing Date, (B) a Registration Statement (as defined in Section 3.A) is effective and the prospectus contained therein is current at the 7th Level Notice Date and at the 7th Level Closing Date, (C) there has been no Blackout Period (as defined in Section 3.A) or any other period in which the Registration Statement is not effective or not able to be used by Fletcher for resales within 30 Trading Days of the 7th Level Notice Date and 7th Level Closing Date, and (D) the Average Price for each of the 30 Trading Days through but excluding the third Trading Day immediately prior to the 7th Level Closing Date has continually exceeded three dollars ($3.00).

     Upon the exercise of the Additional Right and subject to satisfaction or waiver of the above-stated conditions on the 7th Level Closing Date, 7th Level shall issue and sell to Fletcher, and Fletcher shall purchase from 7th Level, the Additional Shares at a purchase price per share (the "Additional Purchase Price") equal to the lesser of (1) the last sales price of the Common Stock as reported by Bloomberg on the Trading Day immediately prior to the 7th Level Closing Date, or (2) the 30-day Average Price through but excluding the third Trading Day immediately prior to the 7th Level Closing Date; and for an aggregate purchase price equal to the total number of Additional Shares multiplied by the Additional Purchase Price (the "Additional Aggregate Price"). Notwithstanding the previous sentence, 7th Level shall be entitled (but not obligated) to set a minimum price per share for the Additional Purchase Price (the "Minimum Option Price") in its 7th Level Notice (as defined below); provided, however, that such Minimum Option Price shall not exceed the Closing Price for the trading day immediately prior to the 7th Level Notice Date. If a Minimum Option Price is specified in such notice and is in excess of the Additional Purchase Price that otherwise would be paid, then the 7th Level Notice with respect to such

Additional Right, and any transaction relating thereto, will be null and void without further obligation of either party.

d.   7th Level Notice.  To exercise the Secondary Right or the Additional
Right (the "7th Level Rights"), 7th Level shall deliver one or more written notices in the form attached hereto as Annex A (a "7th Level Notice") to Fletcher on any Trading Day prior to the respective expiration date. The date upon which 7th Level causes a 7th Level Notice to be delivered to Fletcher, by hand, facsimile, electronic transmission or otherwise before 5:00 p.m. New York Time, shall be the "7th Level Notice Date" with respect to such exercise of the 7th Level Rights to which such notice relates. If a 7th Level Right is exercised, the closing (the "Investment Closing") of the sale and delivery of the Secondary Shares or Additional Shares shall take place in accordance with
Section 2 on the date that is three Trading Days following the 7th Level Notice Date for the Secondary Shares, and that is three Trading Days following the thirty (30) Trading Days period following the 7th Level Notice Date for the Additional Shares, or as otherwise provided herein, or at such other date and time as Fletcher and 7th Level shall mutually agree (each such date and time being referred to herein as a "7th Level Closing Date").

e. First Fletcher Investment Right. 7th Level hereby grants Fletcher the right to purchase (the "First Fletcher Investment Right") from time to time, and agrees to sell to Fletcher for a period of five (5) years from the Initial Closing Date, at Fletcher's sole option, up to 650,000 additional shares ("First Fletcher Investment Right Shares") of Common Stock at a purchase price per share equal to four dollars and fifty cents ($4.50) (the "First Fletcher Right Purchase Price"); and for an aggregate purchase price equal to the total number of First Fletcher Investment Right Shares being exercised multiplied by the First Fletcher Right Purchase Price (the "First Fletcher Right Aggregate Price"). 7th Level shall automatically become and be obligated to pay to Fletcher as a demand debt obligation the First Fletcher Investment Right Shares immediately upon receipt by 7th Level of the First Fletcher Right Purchase Price and the Fletcher Investment Notice (as defined below), setting forth the number of First Fletcher Investment Right Shares.

f. Second Fletcher Investment Right. 7th Level hereby grants Fletcher the right to purchase (the "Second Fletcher Investment Right" and together with the First Fletcher Investment Right, the "Fletcher Investment Rights") from time to time, and agrees to sell to Fletcher for a period of five (5) years from the Initial Closing Date, at Fletcher's sole option, 100,000 additional shares ("Second Fletcher Investment Right Shares") of Common Stock at a purchase price per share equal to $0.01 (the "Second Fletcher Right Purchase Price"); and for an aggregate purchase price equal to the total number of Second Fletcher Investment Right Shares being exercised multiplied by the Second Fletcher Right Purchase Price (the "Second Fletcher Right Aggregate Price"). 7th Level shall automatically become and be obligated to pay to Fletcher as a demand debt obligation the Second Fletcher Investment Right Shares immediately upon receipt by 7th Level of the Second Fletcher Right Purchase Price and the Fletcher

Investment Notice (as defined below), setting forth the number of Second Fletcher Investment Right Shares.

g. Fletcher Investment Notice. To exercise the Fletcher Investment Rights or the Adjustment Right (as defined in Section 5) (together, the "Fletcher Rights"), Fletcher shall deliver one or more written notices in the form attached hereto as Annex B (a "Fletcher Investment Notice") to 7th Level from time to time prior to the respective expiration date. The date upon which Fletcher causes a Fletcher Investment Notice to be delivered to 7th Level, by hand, facsimile, electronic transmission or otherwise, shall be the "Fletcher Notice Date" with respect to such exercise of the Fletcher Rights. If the Fletcher Rights are exercised, the closing (the "Investment Closing") of the sale and delivery of the First Fletcher Investment Right Shares, the Second Fletcher Investment Right Shares or the Adjustment Shares (as defined in Section
5) (collectively, the "Fletcher Right Shares") shall take place in accordance with Section 2 on the date that is three (3) Trading Days following the applicable Fletcher Notice Date, or at such other date and time as Fletcher and 7th Level shall mutually agree (such date and time being referred to herein as a "Fletcher Investment Closing Date" and together with a 7th Level Closing Date, an "Investment Closing Date").

h. Fletcher Share Limitation. Notwithstanding anything else contained in this Agreement, the aggregate number of Investment Shares (as defined below), issuable upon exercise of the Fletcher Rights and/or the 7th Level Rights (collectively, the "Investment Rights"), together with all Investment Shares previously issued, shall be less than or equal to the lower of (i) the Exercisable Number (as defined below) or (ii) the number of shares of Common Stock otherwise issuable upon the exercise of the Investment Rights (the "Share Limitation"); provided, however, that this Section 1(h) shall not limit the exercise of the Additional Right by 7th Level. Any Investment Shares not issued as a result of the previous sentence shall be issuable when and to the extent the Exercisable Number is thereafter increased. If a Fletcher Right is exercised within the same notice period as an exercised 7th Level Right and such Investment Shares when issued would be greater than the Share Limitation, then the Fletcher Right Shares shall be issued in full prior to the issuance of any Secondary Shares or Additional Shares. The "Exercisable Number" is initially zero and thereafter may be increased upon expiration of a sixty-five day period (the "65 Day Notice Period") after either (i) Fletcher delivers a notice (a "65 Day Notice") to 7th Level designating an aggregate number of shares of Common Stock in excess of the then existing Exercisable Number, or (ii) 7th Level delivers a notice (an "Increase Notice") stating the increase, if any, in the aggregate number (the "Increased Number") of shares of Common Stock outstanding as of the last day of the preceding month over the number outstanding as of the last day of the second preceding month, or in the case of the first day of the month immediately following the Initial Closing Date, the number of shares outstanding as of the Initial Closing Date, in which event the Exercisable Number shall be increased by the number which is 9.75% of the Increased Number. A 65 Day Notice may be given at any time. Unless expressly waived by Fletcher, 7th Level shall deliver an Increase Notice to Fletcher on or before the 10th day of each calender month from and after the Initial Closing Date. One or more 65 Day Notice(s) may be given from time to time at any time after the Initial Closing Date, provided that any increase in the Exercisable Number designated by any 65 Day Notice shall be effective only upon expiration of the 65 Day Notice Period with respect to such 65 Day Notice.

2. Closing. Upon satisfaction or, if applicable, waiver of the conditions set forth in Sections 9 and 10 hereof, and of the Rights Condition (as defined below), and the deliveries set forth below, (1) the "Initial Closing" shall take place initially via facsimile at 1:00 p.m. (New York time) on or before the Termination Date on the business day following satisfaction of all conditions to the Initial Closing, or at such other date and time as Fletcher and 7th Level may agree (such date and time being referred to herein as the "Initial Closing Date" and together with an Investment Closing Date, a "Closing Date"), and (2) any Investment Closing shall take place initially via facsimile on the Investment Closing Date; provided, that 7th Level shall deliver the original stock certificates representing the Initial Shares, Secondary Shares, Additional Shares, or the Fletcher Right Shares (collectively, the "Investment Shares"), as the case may be, to Fletcher via Federal Express at the address set forth in Annex C hereof. Each original stock certificate delivered in accordance with this Section 2 shall represent 100,000 shares of Common Stock (except that to the extent that the number of Investment Shares to be delivered to Fletcher at any given time are not evenly divisible by 100,000, one stock certificate shall represent the remaining shares).

     a.   At the Initial Closing, the following deliveries shall be made:

          (i). Initial Shares Certificate. 7th Level shall deliver the stock certificates representing the Initial Shares, duly registered on the books of 7th Level in the name of Fletcher or its nominee.

          (ii). Initial Closing Documents. The closing documents required by Sections 9 and 10 shall be delivered to Fletcher and 7th Level, respectively, and 7th Level shall deliver the documents required by the Rights Condition.

          (iii). Initial Purchase Price. Fletcher shall cause to be wire transferred to 7th Level, in accordance with instructions set forth in Section 15, the Initial Aggregate Price, in immediately available United States dollars.

          (iv). Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex C shall be delivered in accordance therewith, with a copy delivered to Fletcher.

     The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

     The Initial Closing is subject to delivery by 7th Level of written waivers, in form and substance reasonably satisfactory to Fletcher, of any pre-emptive or similar rights of any person in connection with the issuance of securities to Fletcher pursuant to this Agreement (the "Rights Condition"). If the Initial Closing has not occurred on or before December 18, 1998 (the "Termination Date"), then this Agreement shall terminate and be of no further effect, except for the parties' rights to indemnification which shall survive. Fletcher agrees from the date hereof until the earlier of the date of the Initial Closing and the Termination Date that it shall escrow funds necessary in a commercial bank and in a separate account for the Initial Closing. Fletcher shall provide confirmation of such escrow event within 48 hours of the date hereof to 7th Level as provided in Section 15.

     b.   At any Investment Closing, the following deliveries shall be made:

          (i). Investment Shares. 7th Level shall deliver the certificate(s) representing the applicable Investment Shares duly registered on the books of 7th Level in the name of Fletcher or its nominee, against payment by Fletcher of the Secondary Aggregate Price, the Additional Aggregate Price, the First Fletcher Right Aggregate Price, the Second Fletcher Right Aggregate Price or the Adjustment Payment (as defined in Section 5), as the case may be (collectively, the "Investment Right Price"), by wire transfer in immediately available funds, to the account identified in the 7th Level Notice or the Fletcher Investment Notice, as the case may be.

          (ii). Investment Closing Documents. The closing documents required by Sections 9 and 10 shall be delivered to Fletcher and 7th Level, respectively.

          (iii). Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex D shall be delivered in accordance therewith, with a copy delivered to Fletcher.

     The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made. The original certificates representing the applicable Investment Shares shall be delivered via Federal Express to Fletcher at the address set forth in Section 15 hereof, unless Fletcher shall have delivered to 7th Level a written notice specifying a different address.

3. Representations and Warranties of 7th Level. 7th Level hereby represents and warrants to Fletcher on the date hereof and on any Closing Date, as follows:

          a. 7th Level has been duly incorporated and is validly existing in good standing under the laws of Delaware, or after the date hereof, if another entity has succeeded 7th Level in accordance with the terms hereof, under the laws of one of the United States.

          b. The execution, delivery and performance of this Agreement (including the issuance of all Investment Shares) by 7th Level have been duly authorized by all requisite corporate action and no further consent or authorization of 7th Level, its Board of Directors or its shareholders (other than the Required Consent (as defined below), if applicable) is required. This Agreement has been duly executed and delivered by 7th Level and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against 7th Level in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          c. 7th Level has full corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance of the Investment Shares).

          d. Neither the execution and delivery by 7th Level of this Agreement nor the performance by 7th Level of any of its obligations hereunder:

          (1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Articles of Incorporation or by-laws of 7th Level or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over 7th Level or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which 7th Level or any of its subsidiaries is a party, by which 7th Level or any of its subsidiaries is bound, or to which any of the properties or assets of 7th Level or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which 7th Level or any of its subsidiaries is a party or (E) any rules of the

               National Association of Securities Dealers, Inc. or the NASDAQ National Market applicable to 7th Level or the transactions contemplated hereby; or
          (2) results in the creation or imposition of any lien, charge or encumbrance upon (A) any Investment Share or (B) any of the properties or assets of 7th Level or any of its subsidiaries.

     e. 7th Level has validly reserved for issuance to Fletcher (i) the Initial Number of shares of Common Stock for issuance at the Initial Closing; (ii) the maximum number of shares of Common Stock that may be issuable within 90 days of the Initial Closing as Secondary Shares; (iii) the 650,000 shares of Common Stock that may be issuable from time to time as First Fletcher Investment Right Shares; (iv) the 100,000 shares of Common Stock that may be issuable from time to time as Second Fletcher Investment Right Shares; and (v) any additional shares of Common Stock, including Adjustment Right Shares, as required under this Agreement. When issued to Fletcher against payment therefor in accordance with the terms of this Agreement, each Investment Share (when, and if, applicable):

          (1) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;
          (2) will be free and clear of any security interests, liens, claims or other encumbrances (other than encumbrances that may be imposed under federal securities laws); and
          (3) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of 7th Level.

     f. 7th Level satisfies all quantitative maintenance criteria of the NASDAQ National Market or, after any Closing Date, has a valid exemption from such criteria. Following the Initial Closing, the Initial Shares are, and any other Investment Shares (when and if authorized and issued) will be, duly listed and admitted for trading on the principal exchange or market for the Common Stock.

     g. There is no pending or, to the best knowledge of 7th Level, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over 7th Level or any of its affiliates that would materially affect the execution by 7th Level of, or the performance by 7th Level of its obligations under, this Agreement.

     h. None of 7th Level's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), or under Section 13(a) or 15(d) of Securities Exchange Act of 1934, as amended (the "Exchange Act"), (each an "SEC Filing") contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     i. Since the date of 7th Level's most recent SEC Filing, there has not been any development that is reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the business affairs of 7th Level, whether or not arising in the ordinary course of business.

     j. The offer and sale of the Investment Shares to Fletcher pursuant to this Agreement will, subject to compliance by Fletcher with the applicable representations and warranties contained in Section 4 hereof and with the applicable covenants and agreements contained in Section 8 hereof, be made in accordance with the provisions and requirements of Regulation D promulgated under the Securities Act and any applicable state law.

     k. As of the date hereof, the authorized capital stock of 7th Level consists of 100,000,000 shares of Common Stock and 100,000 shares of Preferred Stock, $0.01 par value, of 7th Level ("Preferred Stock"). As of December 4, 1998, (i) 20,228,485 shares of Common Stock (including the treasury shares described in clause (iii) below) and 4,975 shares of Preferred Stock were issued and outstanding, (ii) less than 9,193,781 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, warrants or other convertible rights, (iii) less than 7,285,532 shares of Common Stock were currently subject to issuance upon the exercise of outstanding stock options, warrants or other convertible rights and (iv) no shares of Common Stock were held in the treasury of 7th Level. All of the outstanding shares of Common Stock are, and all shares which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. As of the date hereof, except as set forth above, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, (i) no shares of capital stock or other voting securities of 7th Level were outstanding,
     (ii) no equity equivalents, interests in the ownership or earnings of 7th Level or other similar rights were outstanding and (iii) there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of 7th Level or any of its subsidiaries or obligating 7th Level or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, 7th Level or any of its subsidiaries or obligating 7th Level or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. No provision of this Section 3(k) is intended to relate to any transaction, including but not limited to options traded by third parties on the Chicago Board of Exchange, in which 7th Level is not a party and by which neither 7th Level nor any of its properties are bound.

          3.A  Registration Provisions.

               a. If, on the Initial Closing Date, 7th Level does not have an effective Registration Statement for all of the Investment Shares issuable under this Agreement, 7th Level shall, within 30 days of the Initial Closing Date and at its own expense, file a registration statement (the "Registration Statement") under the Securities Act covering the resale of all of the Investment Shares under this Agreement (each, a "Covered Security"), shall use its reasonable best efforts to cause such Registration Statement to be declared effective not later than 90 calendar days (the "Required Registration Date") after the Initial Closing Date and shall promptly amend such Registration Statement or file a new Registration Statement covering the increased number of shares, whichever is required by applicable regulations, from time to time if the maximum number of

     Investment Shares is greater than the number of shares of Common Stock registered pursuant to such Registration Statement. If the Registration Statement has not been declared effective by the Required Registration Date, then Fletcher shall be entitled to receive from 7th Level an amount of Common Stock or cash, or any combination thereof, at the sole option of Fletcher, equal to 2.5% of the Initial Aggregate Price and the Secondary Aggregate Price, if applicable, for each month (or portion thereof) following the Required Registration Date that such Registration Statement shall not have been declared effective. 7th Level shall automatically become and be obligated to pay each month to Fletcher as a demand debt obligation the amount of cash designated by Fletcher immediately upon receipt by 7th Level of a notice setting forth the cash amount.

               b. 7th Level will use its reasonable best efforts to: (i) keep such registration effective until the earlier of (A) the second anniversary of the issuance of each Covered Security (provided that, Fletcher may freely resell such Covered Securities), (B) the later of the date all of the Covered Securities shall have been sold by Fletcher and the date the Investment Rights expire and (C) such time as all of the Covered Securities held by Fletcher can be sold by Fletcher or any of its affiliates within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (iv) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by 7th Level are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of 7th Level and otherwise use its reasonable best efforts to obtain and maintain requisite blue sky clearance in (A) New York, Texas, California and all other jurisdictions in which any of the shares of Common Stock were originally sold and (B) all other states specified in writing by Fletcher, provided, however, that as to this clause (B), 7th Level shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

               c. 7th Level shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the

     Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

               d. With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, 7th Level covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning 7th Level, until the earlier of (A) the second anniversary of the issuance of each Covered Security (provided that, Fletcher may freely resell such Covered Securities) and (B) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; and (ii) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (A) a written statement by 7th Level that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of 7th Level, and (C) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

               e. Notwithstanding anything else in this Section 3.A, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, 7th Level determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, 7th Level will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement. In such event, 7th Level will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. 7th Level will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraph
     (b) of this Section 3.A. Notwithstanding the foregoing, (A) under no circumstances shall 7th Level be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than two times in any twelve-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty days and (C) no Blackout Period may commence less than 30 days after the end of the preceding Blackout Period. Notwithstanding anything else in this
     Section 3.A, 7th Level has a right once every 30 days to inquire whether Fletcher has any open sales contract in excess of $1.5 million.

          Upon the commencement of a Blackout Period pursuant to this Section 3.A, Fletcher will notify 7th Level of any contracts to sell any Covered Securities (each a

     "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, 7th Level will immediately notify Fletcher of its election either (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraph (b) of this Section 3.A or (ii) to continue the Blackout Period in accordance with this paragraph. If 7th Level elects to continue the Blackout Period, and Fletcher or any of its affiliates is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), 7th Level will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 13 below) against any Proceeding (as such term is defined in
     Section 13 below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and 7th Level shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that each Fletcher Indemnified Party shall take all actions reasonably necessary or appropriate to mitigate such Indemnification Amount; and provided further, however, that the Indemnification Amount shall be reduced by an amount equal to the number of Unsold Securities multiplied by the difference between (x) the actual per share price received by Fletcher or any of its affiliates upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on the NASDAQ National Market or other national securities exchange on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the Unsold Securities are not sold by Fletcher or any of its affiliates within three Trading Days of the end of the Blackout Period), and (y) the per share sale price for the Unsold Securities provided in the Sales Contract. As used herein, the term "Trading Day" means any day on which 7th Level's Common Stock is quoted on the NASDAQ National Market or, if applicable, other national securities exchange.

               f. Fletcher shall furnish to 7th Level information about itself or its ownership of 7th Level Common Stock required by SEC rules and regulations to be included in the Registration Statement. In addition, Fletcher will notify 7th Level when it no longer requires an effective Registration Statement.

4. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to 7th Level on the date hereof, and on any Closing Date, as follows:

     a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of the Cayman Islands, or after the date hereof, under the laws of the jurisdiction of its organization.

     b. The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by 7th Level, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

     c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Shares.

     d. Subject to Section 3.A hereof, Fletcher understands that the Investment Shares have not been registered under the Securities Act and may not be re-offered or resold other than pursuant to registration thereunder or an available exemption therefrom.

     e. Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

     f. Fletcher is purchasing the Investment Shares for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act.

     g. Fletcher understands that the Investment Shares are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal securities laws and that 7th Level is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Investment Shares.

5.   Adjustment Right.

          a. Initial Share Adjustment Right. If, during the period (the "Initial Measurement Period") beginning on the Trading Day following the effectiveness of the Registration Statement and ending on the earlier of
     (i) one year from the Initial Closing Date, or (ii) the day on which a Combination Notice (as defined in Section 6) is given to Fletcher in accordance with Section 6, the Average Price for twenty (20) consecutive Trading Days (excluding any days during a Blackout Period) has not exceeded 150% of the Initial Purchase Price (the 60th Trading Day after the Initial Measurement Period ends being the "Adjustment Right Issue Date"), Fletcher will receive rights to receive additional shares of Common Stock (the "Adjustment Right") on the terms provided below; provided, however, that if a Combination Notice is given prior to the Registration Statement becoming effective, then Fletcher automatically receives the Adjustment Right the day after the Combination Notice is given. Notwithstanding anything else in this Section 5, if at any time during the Initial Measurement Period, the Average Price for each of twenty (20) consecutive Trading Days (excluding any days during a Blackout Period) exceeds 150% of the Initial Purchase Price (the day after such event being the "7th Level Cancellation Event"), then on the 7th Level Cancellation Event, the right to receive the Adjustment Right for the Initial Shares shall terminate. Notwithstanding anything else in this Section 5, 7th Level shall automatically become and be obligated to pay to Fletcher as a demand debt obligation the applicable Adjustment Shares immediately upon the end of the Initial Measurement Period (despite the fact that the calculation for the Adjustment Right will not be determined until the 60th Trading Day after the Initial Measurement Period ends), whether or not 7th Level has received the Fletcher Investment Notice pertaining to the applicable Adjustment Shares.

          b. Term. The Adjustment Right will be automatically available to Fletcher for exercise from time to time beginning on the Adjustment Right Issue Date and for a period of one (1) year thereafter.

          c. Adjustment Calculation. The amount of the Adjustment Right shall be equal to the number of Specified Initial Shares (as defined below) multiplied by the amount by which (x) the Initial Purchase Price exceeds
     (y) the Average Price for the
     sixty (60) Trading Days beginning on the Trading Day after the Initial Measurement Period ends, or if a Combination (as defined in Section 6), the closing price on the Trading Day immediately prior to the day a Combination Notice is given (the "Adjustment Amount"). The number of "Specified Initial Shares" shall mean that number of Initial Shares as specified in a notice from Fletcher, for which Fletcher is long or has continuously had an economically long position (through one or more positions in options, swaps, or other instruments) since the Initial Closing Date as of the date Fletcher receives the Adjustment Right. Fletcher agrees upon request to provide 7th Level with reasonable documentation to support its calculations of the Specified Initial Shares; it being understood that this sentence shall not obligate Fletcher to disclose information Fletcher deems proprietary to it or its business practices. If 7th Level reasonably believes that the documentation provided by Fletcher for the calculation of the Specified Initial Shares is insufficient to support such calculation, then 7th Level and Fletcher will jointly approve an unaffiliated independent appraiser to review the necessary documentation in order to support the calculation of the Specified Initial Shares, and such independent appraiser's determination shall be final as to the Specified Initial Shares.

          d. Adjustment Right Exercise. If Fletcher exercises its Adjustment Right, then 7th Level shall issue to Fletcher a number of shares of Common Stock (the "Initial Adjustment Shares"), at no additional cost to Fletcher other than payment of $.01 par value amount (such payment being the par value multiplied by the number of applicable Adjustment Shares (the "Adjustment Payment")), equal to (1) the Adjustment Amount being exercised, divided by (2) the Average Price (the "Adjustment Right Price") for the sixty (60) Trading Days ending five (5) Trading Days prior to the applicable Fletcher Notice Date (the "Adjustment Right Calculation Period"), but in no event shall the Adjustment Right Price be greater than 105% of the Average Price for the first five (5) Trading Days of the Adjustment Right Calculation Period.

          e. 7th Level Adjustment Buyback. For a period beginning on the Trading Day following an effective Registration Statement and ending on the earlier of (i) one year from the Initial Closing Date, (ii) the day after the 7th Level Cancellation Event (iii) the termination of the Adjustment Right for the Initial Shares and Secondary Shares, if applicable, or (iv) the day of a Combination Notice, 7th Level, at its option, may offer (so long as such offer is bona fide and is accompanied by a written financing commitment subject only to customary conditions from an entity with the financial ability to provide the funds necessary to purchase all Initial Shares and Secondary Shares, if applicable) in writing to repurchase all of the Initial Shares and Secondary Shares, if any, at the Initial Aggregate Price, plus the Secondary Aggregate Price, if applicable (the "Adjustment Buyback"). If 7th Level offers to repurchase the Initial Shares and Secondary Shares, if any, pursuant to the Adjustment Buyback, Fletcher has the option, by delivery of a notice within twenty (20) Trading Days (with an additional Trading Day for each day during a

     Blackout Period if the Blackout Period occurs during the twenty (20) Trading Day response time) from the date the Adjustment Buyback offer by 7th Level is received by Fletcher, to (i) sell all or a partial amount of the Initial Shares and Secondary Shares, if applicable, in which case, upon such offer by 7th Level, the right to receive the Adjustment Right for the Initial Shares and Secondary Shares shall terminate, or (ii) waive the right to receive the Adjustment Right for the Initial Shares and Secondary Shares and decline to sell any of the applicable shares, in which case both the Adjustment Buyback and the right to receive the Adjustment Right (in full) for the Initial Shares and Secondary Shares, if applicable, shall terminate. Notwithstanding anything else in this section (e), Fletcher shall have the sole option to accept or reject the Adjustment Buyback, but in either event, the right to receive the Adjustment Right terminates. Notwithstanding the above, if 7th Level fails to purchase all of the shares designated by Fletcher in its notice, the right to receive the Adjustment Right for the Initial Shares and Secondary Shares shall not terminate.

          f. Secondary Share Adjustment Right. If any Secondary Shares are purchased by Fletcher pursuant to Section 1.b, then all such Secondary Shares are subject to the same Adjustment Right in this Section 5 as the Initial Shares, upon the same terms and conditions (the "Secondary Adjustment Shares"); provided, however, that any reference to the Initial Shares, Initial Adjustment Shares, Initial Purchase Price, Initial Aggregate Price, Initial Measurement Period or Specified Initial Shares shall mean the Secondary Shares, Secondary Adjustment Shares, Secondary Purchase Price, Secondary Aggregate Price, Secondary Measurement Period (as defined below) or Specified Secondary Shares, respectively.
     Notwithstanding anything else in this subsection (f), the issuance of an Adjustment Right for the Secondary Shares will be measured in identical terms to the Initial Measurement Period, including the use of the Initial Closing Date in Section 5(a)(1) as a measurement basis (the "Secondary Measurement Period").

          g. Additional Share Adjustment Right. If any Additional Shares are purchased by Fletcher pursuant to Section 1.c, then all such Additional Shares are subject to the same Adjustment Right in this Section 5 as the Initial Shares, upon the same terms and conditions (the "Additional Adjustment Shares"); provided, however, that (1) the issuance of an Adjustment Right for the Additional Shares will be measured from the 7th Level Closing Date and ending on the earlier of (1) one year from the 7th Level Closing Date, or (2) the day on which a Combination Notice is given to Fletcher in accordance with Section 6 (the "Additional Measurement Period"), and (2) any reference to the Initial Closing Date, Initial Shares, Initial Adjustment Shares, Initial Purchase Price, Initial Aggregate Price, Initial Measurement Period or Specified Initial Shares shall mean the Investment Closing Date, Additional Shares, Additional Adjustment Shares, Additional Purchase Price, Additional Aggregate Price, Additional Measurement Period or Specified Additional Shares, respectively.

          h. Definition. The "Adjustment Shares" are the combination of the Initial Adjustment Shares, the Secondary Adjustment Shares and the Additional Adjustment Shares, if any.

     6. Consolidation, Merger, Etc. In case 7th Level shall be a party to any transaction providing for (i) any acquisition of 7th Level by means of merger or other form of corporate reorganization in which outstanding shares of 7th Level are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation (the "Acquirer") or its subsidiary or
(ii) a sale of all or substantially all of the assets of 7th Level (on a consolidated basis) or (iii) any other transaction or series of related transactions by 7th Level in which in excess of 50% of 7th Level's voting power is transferred to a single entity or group acting in concert (each of the foregoing being referred to as a "Combination"), Fletcher, at its sole option may choose to (1) exercise the Fletcher Rights (in whole or in part) before the Combination is closed (the "Combination Closing"); (2) as part of the Combination Closing, cause each Fletcher Right (or any then unexercised portion thereof, in whole or in part) to be converted into a right of the Acquirer on the same terms and conditions as the Fletcher Right so converted, except that the Acquirer right shall be exercisable for that number of shares of Acquirer Common Stock (or other consideration) that would have been obtained by Fletcher for such right in the Combination if it had fully exercised such Fletcher Right immediately prior to the Combination Closing; or (3) receive cash, for any Fletcher Right or portion which has not been exercised or converted pursuant to
(1) and (2) above, in an amount equal to (A) in the case of the Adjustment Rights, the unexercised Adjustment Amount and (B) in the case of any Fletcher Rights, other than the Adjustment Rights, the Black-Scholes value of the Fletcher Rights based on the 260-day volatility as reported by Bloomberg and the full term of the Fletcher Rights. 7th Level agrees that it shall be a condition to any Combination Closing that as of the Combination Closing, all shares of the Acquirer Common Stock to be issued to Fletcher shall have been registered under the Securities Act. The "Acquirer Common Stock" shall mean the class of publicly traded common stock of the Acquirer having the largest market capitalization as of the Combination Closing Date. 7th Level shall provide Fletcher with written notice of any proposed Combination as soon as the existence of a proposed Combination is made public by any person (the "Combination Notice"). Any Combination Notice shall cause any unexercised 7th Level Right to be terminated.

     7. Covenants of 7th Level. 7th Level covenants and agrees with Fletcher as follows:

     a. For so long as Fletcher owns any Investment Shares or any Investment Rights exist, and in any case for a period of 90 days thereafter, 7th Level will use its reasonable best efforts to (i) maintain the eligibility of the Common Stock for quotation on the NASDAQ National Market or listing on a national securities exchange (as defined in the Exchange Act) and

(ii) regain the eligibility of the Common Stock for quotation on the NASDAQ National Market in the event that the Common Stock is delisted by the NASDAQ National Market.

     b. 7th Level will provide Fletcher with an opportunity to review and comment on any public disclosure by 7th Level of information regarding this Agreement and the transactions contemplated hereby. Beginning on the date hereof and for so long as any Investment Rights exist, and in any case for a period of 90 days thereafter, 7th Level will (i) promptly notify Fletcher if there is any public disclosure by 7th Level of material information regarding 7th Level or its financial condition, prospects or results of operation and (ii) provide Fletcher with copies of all SEC Filings.

     c. As soon as such information is available (but in no event later than December 18, 1998), 7th Level shall deliver to Fletcher a written notice stating the number of outstanding shares of Common Stock as of the Initial Closing Date.

     d. 7th Level will make all filings required by law with respect to the transactions contemplated hereby.

     e. 7th Level will cause the Investment Shares (not already listed), as soon as such shares are issued, to be duly listed and admitted for trading on the NASDAQ National Market or, if the NASDAQ National Market is not then the principal trading market for the Common Stock, on a national securities exchange (as defined in the Exchange Act) or the principal exchange or market for the Common Stock.

     f. On the Initial Closing Date, 7th Level will make the appropriate filing for the Initial Shares to become duly listed and admitted for trading on the NASDAQ National Market and thereafter 7th Level shall use its reasonable best efforts to ensure that the Initial Shares become listed and admitted for trading as soon as practicable. Moreover, 7th Level will immediately notify Fletcher in writing, pursuant to Section 15, once the shares are duly listed.

     g. Until nine (9) months following the Initial Closing Date (the "Restricted Period"), 7th Level agrees that it will not offer, issue or sell in a private transaction (excluding any strategic partnership or arrangement or joint venture or other similar transactions entered into by 7th Level or any of its subsidiaries not for purposes of raising capital) in reliance on Section 4(2) of the Securities Act, Regulation D or S thereunder, or any other execution not requiring the initial issuance of the securities by 7th Level to be registered under the Securities Act, any shares of its or its subsidiaries capital stock or any securities convertible into its capital stock (a "Private Placement") without first obtaining the prior written consent of Fletcher; and for the period beginning at the end of the Restricted Period and ending fifteen
(15) months from the Initial Closing Date (the "Interim Period"), 7th Level will not engage in any Private Placement or Permitted Placement (as defined below) unless 7th Level has given Fletcher at least eight (8) business days prior written notice of its intention to engage in such Private Placement or Permitted Placement in advance of soliciting or negotiating with any prospective investor and has negotiated exclusively and in good faith with Fletcher regarding Fletcher's participation in such proposed Private Placement or Permitted Placement for such eight (8) business day period; provided, however, that 7th Level reserves the right to speak to third parties to ascertain prevailing market terms and conditions on similar transactions, but that such action shall not include a right to negotiate with or solicit an offer from third parties prior to the expiration of the eight (8) Trading Days. In the event 7th Level shall give Fletcher notice of its intention to engage in a Private Placement or Permitted Placement in the Interim Period, 7th Level's ability to exercise the Additional Right shall be suspended until 7th Level (i) notifies Fletcher in writing that it has abandoned its intention to consummate the Private Placement or Permitted Placement, in which case the ability to exercise the Additional Right will be reinstated and an additional written notice to Fletcher in compliance with this subparagraph will be required to engage in a Private Placement or Permitted Placement, or (ii) issues securities or executes an agreement to issue securities (including to Fletcher) in a Private Placement or Permitted Placement, in which case the Additional Right will immediately terminate without further obligation to Fletcher thereunder. Nothing in this subparagraph (g) shall limit 7th Level's ability to issue options under or to enter into, adopt or amend any employee or director stock option, bonus, incentive, deferred compensation, hospitalization, medical insurance, severance or other plan, fund, program or policy providing director, officer, employee or similar person benefits maintained or contributed to by 7th Level in the ordinary course of business consistent with past practice.

     Notwithstanding anything else in this subparagraph (g), during the Restricted Period, 7th Level can consummate a Permitted Placement if there is an effective Registration Statement with a current Prospectus and either (i) the 7th Level Cancellation Event has occurred, or (ii) 7th Level offers to repurchase the Initial Shares and Secondary Shares, if any, at the Initial Aggregate Price, plus the Secondary Aggregate Price, if applicable (the "Buyout") and negotiate in good faith with Fletcher for an eight (8) Trading Day period as specified below. If 7th Level elects to offer the Buyout, Fletcher shall have 20 Trading Days following the notice by 7th Level (the "Fletcher Response Time") of its intentions to accept or decline the Buyout; provided, however, if a Blackout Period is declared during the Fletcher Response Time, then the number of days that occur during the Blackout Period will be added to the Fletcher Response Time. Fletcher, at its sole option, may accept the Buyout (in whole or in part); provided, however, that whether or not Fletcher refuses the Buyout or accepts the Buyout (in whole or in part), both the Additional Right and any Adjustment Right for the Initial Shares and Secondary Shares, if applicable, terminate. Notwithstanding the previous sentence, if 7th Level intends to engage in a Permitted Placement during the Restricted Period, then 7th Level agrees to negotiate in good faith with Fletcher for eight (8) Trading Days before 7th Level commits to another financing source; provided, however, that 7th Level reserves the right to speak to third parties to ascertain prevailing market terms and conditions on similar transactions, but that such action shall not include a right to negotiate with or solicit an offer from third parties prior to the expiration of the eight (8) Trading Days. The term "Permitted Placement" shall mean a private placement involving the issuance of an equity or equity linked security that does not have any of the following: (i) an income component that pays more than 200 basis points more than publicly-traded C minus rated securities of similar maturity and structure prevailing in the market at that time, (ii) a pricing feature that floats, (iii) a pricing feature that resets on more than one occasion at one stated interval, or any reset provision that permits a reset price lower than the then prevailing market price at the time of the reset, or
(iv) a pricing feature that will result, under any condition, in the purchase price (whether at the first closing or any future closing) below the public market price of the stock on the first closing date of the agreement; provided, however, that the purchase price may be reset to a price below the public market price of the stock on the first closing day of the agreement whereby the securities are initially issued if it results from a reset as stated in (iii) above, or from standard anti-dilution protections.

     h. If on any Fletcher Notice Date, the aggregate number of Investment Shares issuable pursuant to the Investment Rights (without regard to any notice periods), when added to the aggregate number of (i) any Investment Shares previously issued and (ii) any other shares of Common Stock required to be included by NASDAQ, would exceed the number of shares equal to 20% of the total number of shares of Common Stock outstanding (adjusted to reflect any split, subdivision, combination or consolidation of the Common Stock, whether by reclassification, distribution of a dividend with respect to the outstanding Common Stock payable in shares of Common Stock, or otherwise, or any recapitalization of the Common Stock) on the Initial Closing Date (the "Original Number") and such circumstance would require the approval (the "Required Consent") of the holders of the Common Stock pursuant to the listing requirements or rules of the NASDAQ National Market (or such other national securities exchange on which the Common Stock is then listed), 7th Level (A) shall not issue shares of Common Stock (the "Issuance Blockage") to the extent that the total number of shares of Common Stock issued hereunder would exceed 19.9% of the Original Number, and (B) shall use its reasonable best efforts to obtain, within 90 days from the Fletcher Notice Date, which ever is applicable, the Required Consent approval for the issuance of 20% or more of 7th Level's Common Stock under this Agreement. In the event the Required Consent is not obtained within 90 days in accordance with the preceding sentence, or 7th Level otherwise does not have sufficient authorized shares to fulfill its obligation, Fletcher shall have the right to exercise up to that amount of the Investment Rights, the exercise of which would result in the total number of shares issued hereunder to exceed 19.9% of the Original Number or that number which is unavailable for issuance, as the case may be, into a debt obligation of 7th Level (the "Obligation"), which Obligation shall be evidenced by a note (an "Excess Note"). Such Obligation shall come into existence upon delivery of an Excess Notice (as defined below) to 7th Level regardless of when the Excess Note actually is issued or delivered. Fletcher shall exercise such right to convert by delivery to 7th Level the Excess Notice and the amount of the Obligation (and the principal amount of the Excess Note) shall be in an amount equal to the sum of up to (A) the product of (x) the positive excess of the closing price (the "Excess Closing Price") as reported by Bloomberg of the

Common Stock on the NASDAQ National Market (or such other national securities exchange on which the Common Stock is then listed) on the Excess Notice Date (as defined below) over the applicable Investment Right Price and (y) the number of shares of Common Stock that would be issuable in respect of the complete exercise of the applicable Investment Rights but for the Issuance Blockage, and
(B) the Adjustment Amount. All computations in the preceding sentence with respect to the Investment Right Price and the number of shares of Common Stock issuable shall be determined as if the Excess Notice Date were the Fletcher Notice Date. In addition, in the event the Required Consent is not obtained and any Excess Note is outstanding, 7th Level shall not issue any securities or incur any indebtedness for borrowed money (other than indebtedness incurred pursuant to a revolving bank credit agreement which may be entered into either before or after the Closing Date ("Bank Debt") or in the ordinary course of 7th Level's business), except in connection with the repurchase of Excess Notes. The Excess Note(s) shall be subordinated in right of payment to the Bank Debt, provided that such subordination shall not affect 7th Level's obligation to pay such Excess Note(s) when due.

     To convert Investment Rights into an Excess Note, Fletcher shall deliver one or more written notices in the form attached hereto as Annex E (an "Excess Notice") to 7th Level from time to time. The date upon which Fletcher causes an Excess Notice to be delivered to 7th Level, by hand, facsimile, electronic transmission or otherwise, shall be the "Excess Notice Date" with respect to such exercise of the Investment Rights, which date shall be deemed to be an Investment Closing Date for purposes of Section 3 hereof. Each Obligation (whether or not yet evidenced by an Excess Note) shall be due and payable 180 days after the date of issuance and bear interest at an interest rate of 15% per annum. Notwithstanding anything else in this section 7(h), if at any time Fletcher delivers a Fletcher Investment Notice and 7th Level is unable to issue all or any portion of the shares identified therein as a result of the Issuance Blockage, 7th Level shall automatically be liable to Fletcher in amount equal to, and shall issue an Excess Note reflecting as a principal Obligation, the sum of (A) the product of (x) the positive excess of the closing price as reported by Bloomberg of the Common Stock on the NASDAQ National Market (or such other national securities exchange on which the Common Stock is then listed) on the Excess Notice Date over the applicable Investment Right Price and (y) the number of shares of Common Stock that would be issuable in respect of such exercise of the applicable Investment Rights but for the Issuance Blockage, and (B) the Adjustment Amount identified in such Fletcher Investment Notice, as the case may be, for which shares of Common Stock are not issued as a result of the Issuance Blockage; provided that, for such purpose the shares issuable upon the exercise of the Adjustment Right shall be issued in full prior to the issuance of any shares issuable with respect to the exercise of the applicable Investment Rights.

     i. 7th Level will cause the surviving party (including, at Fletcher's request, such party who acquires all or substantially all of the assets of 7th Level (on a consolidated basis) or who acquires in excess of 50% of 7th Level's voting power), in a Combination to assume in writing, prior to or simultaneously with the closing of the Combination, all of the obligations of

7th Level pursuant to this Agreement. This obligation will be binding on any acquirer of such surviving party in any subsequent Combination.

     8. Covenants of Fletcher. Fletcher hereby covenants and agrees with 7th Level as follows:

          a. Neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Investment Shares other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

          b. Fletcher will provide 7th Level with an opportunity to review and comment on its filings pursuant to Regulation 13D-G under the Exchange Act regarding this Agreement and the transactions contemplated hereby.

     8.A. Legend. Subject to Section 3.A., Fletcher understands that the certificates or other instruments representing the Investment Shares shall bear a restrictive legend in the following form (and a stop transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     The legend set forth above shall be removed and 7th Level shall issue a certificate without such legend to any holder of Investment Shares if, unless otherwise required by state securities laws, (a) such shares are sold pursuant to an effective registration statement under the Securities Act, or (b) such holder provides 7th Level with assurances reasonably satisfactory to 7th Level that such shares may be publicly sold pursuant to Rule 144 (or similar regulation hereinafter adopted) without restriction.

     8.B. Adjustments. In the event that 7th Level shall declare a dividend or make a distribution on or with respect to the outstanding shares of its Common Stock in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares, or combine its outstanding shares of Common Stock into a smaller number of shares, then, in each such event, the number of shares issuable and the per share price stated in this Agreement (including without limitation the calculation of the Adjusted Price) in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted, if necessary, as determined in good faith by the Board of Directors of 7th Level, so that Fletcher shall be entitled to receive the aggregate number of shares of Common Stock that Fletcher would have received immediately following such action if Fletcher had exercised its rights immediately prior to such action. Such adjustment shall be made successively whenever any event specified above shall occur.

     9. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by 7th Level of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

          a. On any Closing Date, (i) to the extent provided in Section 3 hereof, the representations and warranties made by 7th Level in this Agreement shall be true and correct, and (ii) 7th Level shall have complied fully with all the covenants and agreements in this Agreement; and Fletcher shall have received on each such date a certificate of the Chief Executive Officer or the Chief Financial Officer of 7th Level dated such date and to such effect.

          b. On any Closing Date, 7th Level shall have delivered to Fletcher an opinion of counsel reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a),
     (b), (c), (d), (e) and (g) of Section 3 hereof, and to the effect that the offer and sale of the Initial Shares, or any other Instrument Shares on an Investment Closing Date, hereunder do not require registration under the Securities Act.

     10. Conditions Precedent to 7th Level's Obligations. The obligations of 7th Level hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by 7th Level:

          a. On any Closing Date, (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct, and (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and 7th Level shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

     11. Fees and Expenses. Each of Fletcher and 7th Level agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

     12.  Non-Performance.

          If, on the date hereof, or on any Closing Date, 7th Level shall fail to deliver the applicable Investment Shares to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to 7th Level's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then 7th Level shall:

          a. hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by 7th Level; and

          b. reimburse Fletcher for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein and therein;

provided, however, that 7th Level shall then be under no further liability to Fletcher except as provided in this Section 12 and Section 13 hereof.

     13.  Indemnification.

          a. Indemnification of Fletcher. 7th Level hereby agrees to indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

          (1) any untrue or alleged untrue statement of a material fact in an SEC filing or this Agreement by 7th Level or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein or herein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by 7th Level or any of its affiliates or any person acting on its or their behalf;

          (2) any of the representations or warranties made by 7th Level herein being untrue or incorrect at the time such representation or warranty was made; and

          (3) any breach or non-performance by 7th Level of any of its covenants, agreements or obligations under this Agreement; and

          (4) any violation or breach of or noncompliance with, or alleged violation or breach of or noncompliance with, the pre-emptive or similar rights of any person;

     and 7th Level hereby agrees to reimburse each Fletcher Indemnified Party for any reasonable legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding;

     provided, however, that the foregoing indemnity shall not apply to any Proceeding (other than a Proceeding under clause (4) above) to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Fletcher in connection therewith.

          b. Indemnification of 7th Level. Fletcher hereby agrees to indemnify 7th Level and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "7th Level Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

          (1) any untrue or alleged untrue statement of a material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf;

          (2) any of the representations or warranties made by Fletcher herein being untrue or incorrect; and

          (3) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement;

     and Fletcher hereby agrees to reimburse each 7th Level Indemnified Party for any reasonable legal or other expenses incurred by such 7th Level Indemnified Party in investigating or defending any such Proceeding;

     provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of 7th Level in connection therewith.

          c.   Conduct of Claims.

          (1) Whenever a claim for indemnification shall arise under this Section, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

          (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

          (3) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

          (4) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

     14. Survival of the Representations, Warranties, Etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for any Investment Shares issuable hereunder.

     15.  Notices.  All communications hereunder shall be in writing, and

          a. if sent to Fletcher, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to Fletcher, unless otherwise notified in writing of a substitute address, at:

          Original Copy:

          Fletcher International Limited
          c/o Midland Bank Trust Corporation (Cayman) Limited
          P.O. Box 1109
          Mary Street
          Grand Cayman, Cayman Islands, B.W.I.
          Attn:  Pamela Clements
          Telephone:  (345) 914-7515
          Facsimile:  (345) 949-7634

          with a copy to:

          Fletcher Asset Management
          22 East 67th Street
          New York, NY  10021
          Attn:  Peter Zayfert
          Telephone:  (212) 284-4800
          Facsimile:  (212) 284-4801

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          1440 New York Avenue, N.W.
          Washington, D.C. 20005
          Attention:  Stephen W. Hamilton
          Telephone:  (202) 371-7010
          Facsimile:  (212) 393-5760

          b. if sent to 7th Level, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to 7th Level, unless otherwise notified in writing of a substitute address, at:

          7th Level, Inc.
          1201 Richardson Drive, Suite 277
          Richardson, Texas  75080
          Attention:  Richard S. Merrick

          Telephone: (972) 498-8100
          Facsimile:  (972) 498-0111

          with a copy to:

          Schupak Group
          730 Fifth Ave., Suite 1901
          New York, NY  10019
          Attention:   Donald Schupak
          Telephone: (212) 582-4210
          Facsimile:  (212) 262-1031

          with a copy to:

          Swidler Berlin Shereff Friedman, LLP
          919 3rd Avenue
          New York, NY  10020
          Attention:   Gerald Adler
          Telephone: (212) 891-9440
          Facsimile:  (212) 758-9526

     To the extent that any funds shall be delivered to 7th Level by wire transfer, unless otherwise instructed by 7th Level, such funds should be delivered in accordance with the following wire instructions:

          Beneficiary Acct. Name:  7th Level, Inc.
          Beneficiary Acct. #:  8334000910

          Acct#:  611816752 (Liquidity Management)
          ABA#:  044 000 037
          Bank:    Bank One Columbus

          Contact at Bank One:  Mary Hettinger 1-800-932-4207

          Contact at 7th Level:  Mary K. Fischer  1-972-498-8123

     16.  Miscellaneous.

          a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

          b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 13 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. 7th Level may not assign this Agreement. Fletcher may assign any of its rights, in whole or in part, at its sole discretion (including, without limitation, the Investment Rights).

          c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

          d. 7th Level shall not take any actions inconsistent with the rights of Fletcher Parties as of the date hereof, nor it will it take any actions inconsistent with the rights of the Fletcher Parties as of the Initial Closing Date.

          e. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the term sheets between such parties.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                                        7th LEVEL, INC.

                                        By     /s/  DONALD SCHUPAK
                                               ---------------------
                                        Name:  Donald Schupak
                                        Title: Chairman of the Board
                                               of Directors


                                        FLETCHER INTERNATIONAL LIMITED
                                        By its Investment Advisor
                                        Fletcher Asset Management, Inc.

                                        By:    /s/  JONATHAN B. SCHINDEL
                                               -------------------------
                                        Name:  Jonathan B. Schindel
                                        Title: Executive Vice President


                                        By:
                                             ---------------------------
                                        Name:
                                        Title:

ANNEX A

[FORM OF 7TH LEVEL NOTICE]

                                        _____________, __

Fletcher International Limited
c/o Fletcher Asset Management
22 East 67th Street
New York, NY  10021
Attn:  Peter Zayfert
Telephone:    (212) 284-4800
Facsimile:    (212) 284-4801

Ladies and Gentlemen:

     7th Level, Inc. ("7th Level") hereby elects to exercise the _________ Right (as defined in the Subscription Agreement, the "Agreement") dated as of December 14, 1998 by and between 7th Level and Fletcher International Limited ("Fletcher") and requests that Fletcher herewith tenders $_________ by check or wire transfer to the account of 7th Level as payment for __________ Secondary Shares or Additional Shares, as the case may be, in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     7th Level has validly reserved for issuance to Fletcher the maximum number of shares of Common Stock that may be issuable as Secondary Shares as of the date hereof. [In addition, if elected by 7th Level, the Minimum Option Price for the Additional Shares shall be $___________.]

     In accordance with the terms of the Agreement, the Investment Closing Date shall be ___________, and the total number of Secondary Shares or Additional Shares, as the case may be, issuable in respect of this exercise is
________________.

                                        7th LEVEL, INC.

                                        By:
                                           -----------------------------
                                        Name:
                                        Title:

[continued]

AGREED AND ACKNOWLEDGED:
FLETCHER INTERNATIONAL LIMITED

By:
   ------------------------
     Name:
     Title:



By:
   ------------------------
     Name:
     Title:

ANNEX B
[FORM OF FLETCHER INVESTMENT NOTICE]

                                        _____________, __

7th Level, Inc.
1201 Richardson Drive, Suite 277
Richardson, Texas  75080

Ladies and Gentlemen:

     Fletcher International Limited ("Fletcher") hereby elects to exercise the _________ Right (as defined in the Subscription Agreement (the "Agreement") dated as of December 14, 1998 by and between 7th Level, Inc. ("7th Level") and Fletcher and, if applicable, herewith tenders $_________ by check or wire transfer to the account of 7th Level as payment for __________ First Fletcher Investment Right Shares, Second Fletcher Investment Right Shares or the Adjustment Shares, as the case may be, in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     In accordance with the terms of the Agreement, the Investment Closing Date shall be ___________, and the total number of First Fletcher Investment Right Shares, Second Fletcher Investment Right Shares or the Adjustment Shares, as the case may be, issuable in respect of this exercise is ________________. Fletcher requests that stock certificates representing the Additional Shares purchased hereby be registered in the name of Fletcher and delivered to the following address in accordance with the terms of the Agreement: [To Come]

                                        FLETCHER INTERNATIONAL LIMITED

                                        By:
                                           -------------------------
                                        Name:
                                        Title:

                                        By:
                                           -------------------------
                                        Name:
                                        Title:

AGREED AND ACKNOWLEDGED:
7th LEVEL, INC.

By:
     -------------------------
     Name:
     Title:

ANNEX C


[FORM OF INITIAL SHARE DELIVERY NOTICE]


Fletcher International Limited
c/o Fletcher Asset Management
22 East 67th Street
New York, NY  10021
Attn:  Peter Zayfert
Telephone:    (212) 284-4800
Facsimile:    (212) 284-4801

RE: Subscription Agreement (the "Agreement") dated December 14, 1998 by and between Fletcher International Limited ("Fletcher") and 7th Level, Inc. ("7th Level").


Ladies and Gentlemen:

     Attached are copies of each of the original stock certificates representing the __________ Initial Shares (as defined in the Agreement) purchased by Fletcher, together with a copy of the overnight courier air bill which will be used to ship the certificates. We have the executed originals of the stock certificates and other documents required to be delivered in connection with the Closing. Upon our confirmation of the payment of the $_____________ Initial Aggregate Price by Fletcher to 7th Level, for the Initial Shares on the Initial Closing Date, we will send the original stock certificates by overnight courier to the following address:

                          Lehman Brothers, Inc.
                          3 World Financial Center, 6th Floor
                          New York, New York 10285
                          Attention: Lou Amedeo, Prime Broker Services
Telephone:  (212) 526-9040

and we will send the other original documents by overnight courier to the following address:

                          Fletcher International Limited
                          c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109
                          Mary Street
                          Grand Cayman, Cayman Islands, B.W.I.
                          Attn:  Pamela Clements

                        Telephone:  (345) 914-7515
                        Facsimile:  (345) 949-7634

                        with a copy to:

                        Fletcher International Limited
                        c/o Fletcher Asset Management
                        22 East 67th Street
                        New York, NY  10021-5805
                        Attn:  Peter Zayfert
                        Telephone: (212) 284-4800
                        Facsimile: (212) 284-4801

     Capitalized terms not otherwise defined in this letter have the meanings set forth in the Agreement.

                                Very truly yours,


                                7th LEVEL, INC.

ANNEX D


[FORM OF INVESTMENT SHARE DELIVERY NOTICE]


Fletcher International Limited
c/o Fletcher Asset Management
22 East 67th Street
New York, NY  10021
Attn:  Peter Zayfert
Telephone:    (212) 284-4800
Facsimile:    (212) 284-4801

RE: Subscription Agreement (the "Agreement") dated December 14, 1998 by and between Fletcher International Limited ("Fletcher") and 7th Level, Inc. ("7th Level").


Ladies and Gentlemen:

     Attached are copies of the original stock certificates representing the __________ applicable Investment Shares (as defined in the Agreement) purchased by Fletcher, together with a copy of the overnight courier air bill which will be used to ship the certificates. We have the executed originals of the stock certificates and other documents required to be delivered in connection with the Investment Closing. Upon our confirmation of the payment of the $_____________ applicable Investment Right Price by Fletcher to 7th Level for the Investment Shares, we will send the stock certificates by overnight courier to the following address:

                        [To Come]

and we will send the other original documents by overnight courier to the following address:

                   Fletcher International Limited
                   c/o Midland Bank Trust Corporation (Cayman) Limited P.O. Box 1109
                   Mary Street
                   Grand Cayman, Cayman Islands, B.W.I.
                   Attn:  Pamela Clements
                   Telephone:  (345) 914-7515
                   Facsimile:  (345) 949-7634
                   with a copy to:
                        Fletcher International Limited
                        c/o Fletcher Asset Management
                        22 East 67th Street
                        New York, NY 10021
                        Attn: Peter Zayfert
                        Telephone: (212) 284-4800
                        Facsimile: (212) 284-4801

     Capitalized terms not otherwise defined in this letter have the meanings set forth in the Agreement.

                                Very truly yours,


                                7th LEVEL, INC.

ANNEX E

[FORM OF EXCESS NOTES NOTICE]

                                _____________, __

7th Level, Inc.
1201 Richardson Drive, Suite 277
Richardson, Texas  75080

Ladies and Gentlemen:

     Fletcher International Limited ("Fletcher") hereby elects to exercise its right to convert some or all of its Investment Rights (as defined in the Subscription Agreement (the "Agreement") dated as of December 14, 1998 by and between 7th Level, Inc. ("7th Level") and Fletcher) and, in lieu of receipt of ________ shares of Common Stock, hereby requests issuance of an Excess Note in the amount of $________ in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                                Fletcher requests that the Excess Notes be registered in the name of Fletcher and delivered to the following address in accordance with the terms of the Agreement: [To Come]

                                FLETCHER INTERNATIONAL LIMITED

                                By:
                                   ---------------------------
                                Name:
                                Title:

                                By:
                                   ---------------------------
                                Name:
                                Title:


AGREED AND ACKNOWLEDGED:
7th LEVEL, INC.

By:
   ---------------------------
     Name:
     Title: